                                                                   EXHIBIT 11
                                                                   ----------


                           Casull Arms Corporation
                  Computation of net loss per common share


                                                                   October 21, 1996
                                                         --------------------------------------
                                                             Days           Weighted Avg.
                                            Shares      Outstanding(1)   Shares Outstanding (2)
                                          ----------    --------------   ----------------------
Shares issued to founders on
     August 7, 1996                        573,750            75                 472,871

Cheap stock consideration for shares
   issued to founders                      564,188            16                  99,198

Shares issued in private placement
   through October 1996                  1,133,333            27                 336,264

Cheap stock consideration for shares
   issued in private placement             566,666            64                 398,534
                                                                          ---------------------
          Weighted average shares
            outstanding                                                        1,306,867

          Net loss for period                                                $   (21,804)
                                                                          ---------------------

          Net loss per common share                                          $     (0.02)
                                                                          =====================


(1) Days outstanding for shares issued in private placement represents weighted average days outstanding for private placement share issuances which occurred in September and October, 1996.

(2) Weighted average shares based on days for the period July 23, 1996 (date of incorporation) through October 21, 1996.